www.ziffdavis.com©2025 Ziff Davis. All rights reserved. SECOND QUARTER 2025 RESULTS August 6, 2025 Exhibit 99.2

2 Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2025 financial guidance. These forward-looking statements are based on management’s current expectations or beliefs as of August 6, 2025 (“Release Date”) and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, increased tariffs and trade protection measures, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting the Company, refer to our most recent Annual Report on Form 10-K and the other reports filed by the Company from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this presentation, including those regarding our 2025 financial guidance, are based on limited information available to the Company as of the Release Date and are subject to change. Although management’s expectations may change after the Release Date, the Company undertakes no obligation to revise or update these statements. All information in this presentation speaks as of the Release Date and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. Capitalized terms not otherwise defined in this presentation have the meanings set forth in the Company’s earnings press release issued on the Release Date. Third-Party Information Any third-party trademarks, including names, logos and brands, referenced by the Company in this presentation are property of their respective owners. Any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law. Industry, Market and Other Data Certain information that may be contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on reports from various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Non-GAAP Financial information Included in this presentation are certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP measures, as defined by Ziff Davis, may not be comparable to similar non-GAAP measures presented by other companies, limiting their usefulness for comparison purposes. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that Ziff Davis’ future results or leverage will be unaffected by other unusual or non-recurring items. Please see the "Supplemental Information" to this presentation for details related to how we define these non-GAAP measures and reconciliations thereof to the most directly comparable GAAP measures. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business. Safe Harbor for Forward-looking Statements

3 Some factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation include, but are not limited to, our ability and intention to: • Manage certain risks inherent to our business, such as costs associated with fraudulent activity, system failure, or security breach; effectively maintaining and managing our billing systems; the time and resources required to manage our legal proceedings; liability for legal and other claims; or adhering to our internal controls and procedures; • Compete with other similar providers with regard to price, service, functionality; • Achieve business and financial objectives in light of burdensome domestic and international laws and regulations, including those related to data privacy, access, security, retention, and sharing; • Successfully adapt to technological changes and diversify services and related revenues at acceptable levels of financial return; • Successfully develop and protect our intellectual property, both domestically and internationally, including our brands, content, copyrights, patents, trademarks, and domain names from infringement by third parties, and avoid infringing upon the proprietary rights of others; • Manage certain risks associated with environmental, social, and governmental matters, including related reporting obligations, that could adversely affect our reputation and performance; • Recruit and retain key personnel and maintain the beneficial aspects of our corporate culture globally; • Meet our publicly announced guidance or other expectations about our business and future operating results; and • Respond to other factors set forth in our most recent Annual Report on Form 10-K filed by us with the SEC and the other reports we file from time to time with the SEC. • Sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of an economic downturn or recession, continuing inflation, supply chain disruptions, and other factors and their related impacts on customer acquisition and retention rates, customer usage levels, and credit and debit card payment declines; • Maintain and increase our customer base and average revenue per customer; • Generate sufficient cash flow to make interest and debt payments, reinvest in our business, and pursue desired activities and businesses plans while satisfying restrictive covenants relating to debt obligations; • Acquire businesses on acceptable terms, execute on our investment strategies, successfully manage our growth, and integrate and realize anticipated synergies from such acquisitions; • Continue to expand our businesses and operations internationally in the wake of numerous risks, including adverse currency fluctuations, difficulty in staffing and managing international operations, higher operating costs as a percentage of revenues, or the implementation of adverse regulations; • Maintain our financial position, operating results and cash flows in the event that we incur new or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added, and telecommunication taxes; • Manage certain risks related to the unauthorized use of our content and the infringement of our intellectual property rights by developers and users of generative artificial intelligence ("AI"); • Prevent system failures, security breaches, and other technological issues; • Accurately estimate the assumptions underlying our effective worldwide tax rate; • Maintain favorable relationships with critical third-party vendors that are financially stable; • Create compelling digital media content facilitating increased traffic and advertising levels and additional advertisers or an increase in advertising spend, and effectively target digital media advertisements to desired audiences; Risk Factors

4 $320.8 $352.2 Q2 2024 Q2 2025 9.8% $96.3 $107.7 Q2 2024 Q2 2025 $1.18 $1.24 Q2 2024 Q2 2025 11.8% 5.1% Adjusted EBITDA (1) (in millions) Adjusted diluted EPS (1) Revenues (in millions) Q2 2025 Consolidated Financial Snapshot 1. See "Supplemental Information" for non-GAAP reconciliations.

5 Revenue by Type (1)(2) $170 $197 Q2 2024 Q2 2025 15.5% 1. Throughout this presentation, revenues are net of inter-segment revenues and revenues by revenue source may not foot to total revenues due to rounding. 2. Excludes revenues that are classified as "other". $142 $149 Q2 2024 Q2 2025 Quarterly Revenues (1) (in millions) Quarterly Revenues (1) (in millions) 5.0% Advertising and Performance Marketing Subscription and Licensing

6 $17.3 $18.3 23.9% 22.6% Q2 2024 Q2 2025 $69.3 $78.8 $1.9 $2.6 Q2 2024 Q2 2025 Q2 2025 Technology & Shopping Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 11.3% 5.3% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $1.4 ($0.6)$72.5 $80.8

7 $12.3 $15.2 28.6% 32.9% Q2 2024 Q2 2025 $43.0 $46.2 $28.2 $32.3 $14.8 $14.0 Q2 2024 Q2 2025 Q2 2025 Gaming & Entertainment Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 23.7% 7.5% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations.

8 $30.1 $33.4 35.0% 33.6% Q2 2024 Q2 2025 $86.0 $99.5 $70.4 $82.5 $12.2 $13.7 $3.4 $3.2 Q2 2024 Q2 2025 Q2 2025 Health & Wellness Segment Quarterly Adjusted EBITDA & Margin (1) (in millions) Quarterly Revenues (in millions) Other Subscription and Licensing Advertising and Performance Marketing 15.7% 11.0% 1. See "Supplemental Information" for non-GAAP reconciliations.

9 $50.3 $57.4 $2.5 $3.2 $43.9 $50.3 $3.8 $3.9 Q2 2024 Q2 2025 $24.2 $27.2 48.0% 47.3% Q2 2024 Q2 2025 Q2 2025 Connectivity Segment Quarterly Adjusted EBITDA & Margin (1) (in millions) Quarterly Revenues (in millions) Other Subscription and Licensing Advertising and Performance Marketing 14.2% 1. See "Supplemental Information" for non-GAAP reconciliations. 12.4%

10 $22.2 $23.4 32.1% 34.2% Q2 2024 Q2 2025 $69.0 $68.3 Q2 2024 Q2 2025 Subscription and Licensing Q2 2025 Cybersecurity & Martech Segment Quarterly Adjusted EBITDA & Margin (1) (in millions) Quarterly Revenues (in millions) (0.9%) 5.4% 1. See "Supplemental Information" for non-GAAP reconciliations.

11 ($ in millions) June 30, 2025 Cash and Cash Equivalents $ 457 Long-term Investments 140 Total Cash and Investments $ 597 4.625% High-Yield Notes $ 460 1.75% Convertible Notes 149 3.625% Convertible Notes 263 Total Gross Debt (1) $ 872 Multiple of Q2 2025 TTM Adj. EBITDA Gross Debt $ 872 1.7x Gross Debt less Cash $ 415 0.8x Gross Debt less Cash and Investments $ 275 0.5x Ziff Davis Capital Structure 1. Reflects the outstanding principal amount of gross debt.

2025 FINANCIAL GUIDANCE

13 Ziff Davis reaffirms its annual guidance for Revenues, Adjusted EBITDA, and Adjusted diluted EPS Ziff Davis FY 2025 Guidance Range $ in millions, except for per share amounts Low Midpoint High Midpoint YoY % Increase vs 2024A Revenues $1,442 $1,472 $1,502 5.0% Adjusted EBITDA (1) $505 $523 $542 6.0% Adjusted diluted EPS (1) $6.64 $6.96 $7.28 5.1% 1. See "Supplemental Information" for non-GAAP reconciliations. A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP financial measures is not available without unreasonable effort due primarily to variability and difficulty in making accurate forecasts and projections of certain non-operating items such as (Gain) loss on investments, net, Other (income) loss, net, and other unanticipated items that may arise in the future. 2025 Guidance (Forward-Looking Statements)

SUPPLEMENTAL INFORMATION

15 Non-GAAP Financial Measures The below non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP. Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements. Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to: Interest expense, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of businesses; (Gain) loss on investments, net; Other (income) loss, net; Income tax (benefit) expense; (Income) loss from equity method investment, net of tax; Depreciation and amortization; Share-based compensation; Acquisition, integration, and other costs; Disposal related costs; Lease asset impairments and other charges; and Goodwill impairment. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues. Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to: Interest, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of businesses; (Gain) loss on investments, net; (Income) loss from equity method investment, net of tax; Amortization; Share-based compensation; Acquisition, integration, and other costs; Disposal related costs; Lease asset impairments and other charges; and Goodwill impairment. Adjusted diluted EPS is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution. Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any). Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

16 $ in 000's Ziff Davis Three months ended June 30, 2025 2024 Net income $ 26,343 $ 36,910 Interest expense, net 6,523 1,804 Gain on investments, net (4,340) (3,051) Other loss (income), net 5,786 (5,267) Income tax expense 4,286 6,990 Income from equity method investment, net of tax (5,115) (8,817) Depreciation and amortization 57,606 52,141 Share-based compensation 11,727 11,600 Acquisition, integration, and other costs 3,987 3,837 Disposal related costs — 77 Lease asset impairments and other charges 851 40 Adjusted EBITDA $ 107,654 $ 96,264 Non-GAAP reconciliation: Adjusted EBITDA

Non-GAAP reconciliation: Adjusted EBITDA by Segment

Q2 2025 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate [1]	Total
Revenues	$ 80,776	$ 46,226	$ 99,452	$ 57,406	$ 68,349	$ —	$ 352,209
(Loss) income from operations	$ (7,944)	$ 11,255	$ 16,018	$ 18,804	$ 12,235	$ (16,885)	$ 33,483
Depreciation and amortization	23,049	3,054	14,371	7,272	9,821	39	57,606
Share-based compensation	1,437	449	1,626	879	1,135	6,201	11,727
Acquisition, integration, and other costs	1,720	331	771	197	79	889	3,987
Lease asset impairments and other charges	4	100	653	—	99	(5)	851
Adjusted EBITDA	**$ 18,266**	**$ 15,189**	**$ 33,439**	**$ 27,152**	**$ 23,369**	**$ (9,761)**	**$ 107,654**

Q2 2024 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate [1]	Total
Revenues	$ 72,567	$ 42,981	$ 85,988	$ 50,281	$ 68,983	$ —	$ 320,800
(Loss) income from operations	$ (8,067)	$ 8,198	$ 13,302	$ 21,702	$ 11,547	$ (18,113)	$ 28,569
Depreciation and amortization	19,863	2,841	13,013	7,617	8,800	7	52,141
Share-based compensation	1,625	327	1,509	764	1,222	6,153	11,600
Acquisition, integration, and other costs	4,086	916	2,276	(5,923)	471	2,011	3,837
Disposal related costs	—	—	—	—	20	57	77
Lease asset impairments and other charges	(162)	—	15	—	105	82	40
Adjusted EBITDA	**$ 17,345**	**$ 12,282**	**$ 30,115**	**$ 24,160**	**$ 22,165**	**$ (9,803)**	**$ 96,264**

Ziff Davis

1. Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

17

18 $ in 000's Ziff Davis Three months ended June 30, 2024 2025 Per diluted share (1) 2024 Per diluted share (1) Net income $ 26,343 $ 0.62 $ 36,910 $ 0.77 Interest, net 61 — 17 — Gain on sale of businesses — — (3,668) (0.08) Gain on investments, net (4,340) (0.10) (2,591) (0.06) Income from equity method investment, net of tax (5,115) (0.12) (8,817) (0.19) Amortization 23,183 0.56 21,179 0.47 Share-based compensation 7,842 0.19 9,421 0.21 Acquisition, integration, and other costs 3,002 0.07 1,214 0.03 Disposal related costs — — 60 — Lease asset impairment and other charges 656 0.02 14 — Dilutive effect of the convertible debt — — — 0.03 Adjusted net income $ 51,632 $ 1.24 $ 53,739 $ 1.18 Non-GAAP reconciliation: Adjusted net income and Adjusted diluted EPS 1. The reconciliation of Net income per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

Q2 2025 and Q2 2024 Reconciliation of GAAP to Non-GAAP Financial Measures

Q2 2025 *$ in 000's*	GAAP amount	Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Adjusted non-GAAP amount
Direct costs	$(48,974)	$–	$–	$–	$–	$–	$68	$(6)	$–	$–	$(48,912)
Sales and marketing	$(141,598)	–	–	–	–	–	1,349	1,237	–	–	$(139,012)
Research, development, and engineering	$(16,478)	–	–	–	–	–	937	303	–	–	$(15,238)
General, administrative, and other related costs	$(54,070)	–	–	–	–	–	9,373	2,453	–	851	$(41,393)
Depreciation and amortization	$(57,606)	–	–	–	–	30,658	–	–	–	–	$(26,948)
Interest expense	$(6,523)	82	–	–	–	–	–	–	–	–	$(6,441)
Gain on investment, net	$4,340	–	–	(4,340)	–	–	–	–	–	–	$–
Other loss, net	$(5,786)	–	–	–	–	–	–	–	–	–	$(5,786)
Income tax expense (1)	$(4,286)	(21)	–	–	–	(7,475)	(3,885)	(985)	–	(195)	$(16,847)
Income from equity method investment, net of tax	$5,115	–	–	–	(5,115)	–	–	–	–	–	$–
Total non-GAAP adjustments		$61	$—	$(4,340)	$(5,115)	$23,183	$7,842	$3,002	$—	$656	

Q2 2024 *$ in 000's*	GAAP amount	Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Adjusted non-GAAP amount
Direct costs	$(50,024)	$–	$–	$–	$–	$–	$62	$101	$–	$–	$(49,861)
Sales and marketing	$(124,766)	–	–	–	–	–	1,093	1,949	–	–	$(121,724)
Research, development, and engineering	$(16,795)	–	–	–	–	–	1,071	1,271	–	–	$(14,453)
General, administrative, and other related costs	$(48,505)	–	–	–	–	–	9,374	516	77	40	$(38,498)
Depreciation and amortization	$(52,141)	–	–	–	–	27,856	–	–	–	–	$(24,285)
Interest expense	$(1,804)	23	–	–	–	–	–	–	–	–	$(1,781)
Gain on investments, net	$3,051	–	–	(3,051)	–	–	–	–	–	–	$–
Other income, net	$5,267	–	(4,890)	–	–	–	–	(537)	–	–	$(160)
Income tax expense (2)	$(6,990)	(6)	1,222	460	–	(6,677)	(2,179)	(2,086)	(17)	(26)	$(16,299)
Income from equity method investment, net of tax	$8,817	–	–	–	(8,817)	–	–	–	–	–	$–
Total non-GAAP adjustments		$17	$(3,668)	$(2,591)	$(8,817)	$21,179	$9,421	$1,214	$60	$14	

1. Adjusted effective tax rate was approximately 24.6% for the three months ended June 30, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $16,847 and the denominator is $68,479, which equals adjusted net income of $51,632 plus adjusted income tax expense.
2. Adjusted effective tax rate was approximately 23.3% for the three months ended June 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $16,299 and the denominator is $70,037, which equals adjusted net income of $53,739 plus adjusted income tax expense.

Ziff Davis
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20 $ in 000's Ziff Davis Three months ended June 30, Six months ended June 30, 2025 2024 2025 2024 Net cash provided by operating activities $ 57,074 $ 50,564 $ 77,687 $ 126,122 Less: Purchases of property and equipment (30,133) (25,504) (55,752) (53,633) Free cash flow $ 26,941 $ 25,060 $ 21,935 $ 72,489 Non-GAAP reconciliation: Free Cash Flow

21 Organic Growth (1) 2023 2024 2025 Year over Year Growth Rates Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Organic Revenues (1) 0% 0% (2%) 1% (4%) (1%) (3%) (2%) (1%) 4% Total Revenues 0% (2%) (2%) 2% (2%) 4% 6% 3% 4% 10% 1. The Company includes revenues from an acquired business in organic revenues in the first month in which the Company can compare that full month in the current year against the corresponding full month under its ownership in the prior year. Similarly, the Company excludes revenues from divested assets beginning with the quarter of the disposal of the asset, as well as from the prior year's comparable period(s). Beginning in Q2 2025, the Company excludes revenues from certain brands that are in managed decline. Revenues from these brands were $4.9 million in Q2 2025. Year over year organic growth rates have been recast for the periods prior to Q2 2025 to reflect this definition. If revenues from these brands were included in Q2 2025 and Q2 2024, the year over year growth rate for organic revenues would have been 2%.

22 2024 2025 Q2 Q2 Technology & Shopping Net advertising and performance marketing revenue retention (1) 90.0% 95.0% Customers (2) 576 619 Quarterly revenue per customer (3) $120,230 $127,299 Gaming & Entertainment Net advertising and performance marketing revenue retention (1) 88.0% 93.7% Customers (2) 417 431 Quarterly revenue per customer (3) $67,565 $74,830 Health & Wellness Net advertising and performance marketing revenue retention (1) 93.7% 97.4% Customers (2) 839 866 Quarterly revenue per customer (3) $82,847 $94,718 Key Operating Metrics by Segment - Advertising and Performance Marketing 1. Net advertising and performance marketing revenue retention equals (i) the trailing twelve months revenues recognized related to prior year customers in the current year period (excluding revenues from acquisitions during the stub period) divided by (ii) the trailing twelve months revenues recognized related to prior year customers in the prior year period (excluding revenues from acquisitions during the stub period). This excludes customers that generated less than $10,000 of revenues in the measurement period. 2. Excludes customers that generated less than $2,500 in the quarter. 3. Represents total gross quarterly advertising and performance marketing revenues divided by customers as defined in footnote (2).

23 2024 2025 Q2 Q2 Gaming & Entertainment Customers (1)(2) 469,000 527,000 Average quarterly revenue per customer (2)(3) $31.50 $26.47 Health & Wellness Customers (1)(2) 1,655,000 1,892,000 Average quarterly revenue per customer (2)(3) $7.38 $7.17 Connectivity Customers (1)(2) 24,000 25,000 Average quarterly revenue per customer (2)(3) $1,820 $2,047 Cybersecurity & Martech Customers (1)(4) 1,271,000 1,232,000 Average quarterly revenue per customer (3) $54.25 $55.48 Key Operating Metrics by Segment - Subscription and Licensing 1. Represents the quarterly average of the end of month customer counts (rounded). 2. The metric includes the sale of perpetual software licenses, when applicable, revenues for which is recorded at a point-in time rather than over-time. 3. Represents quarterly gross subscription and licensing revenues divided by customers as defined in footnote (1). 4. Resellers within Cybersecurity & Martech segment are counted as one customer when there is not visibility into the number of underlying customers served by the reseller.